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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this Registration Statement of Big Flower Press Holdings, Inc. on Form S-4 of our reports dated May 3, 1996, appearing in the Transition Report on Form 10-K of Big Flower Press Holdings, Inc. for the transition period from July 1, 1995 to


December 31, 1995, and to the reference to us under the heading "Experts" in the


Proxy Statement/Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Baltimore, Maryland
August 29, 1996